From: stevenieman@mac.com
Subject: Wonderful Day for Amending Bylaws!
Date: March 16, 2006 7:08:04 AM PST
To: keith.loveless@alaskaair.com, Shannon.Alberts@AlaskaAir.com
Cc: tknkkd@earthlink.net, rerailer@earthlink.net, karen.gruen@alaskaair.com, brad.tilden@alaskaair.com

Hello All,

Please send my congratulations to the board and management of the AAG for amending the company's bylaws, which I read on EDGAR this morning (I'm in Reno). I believe past shareholder votes reflected the desire for these changes, in particular, providing for amendments by a majority vote of the stockholders, which was a super-majority shareholder proposal winner last year.

I'm also impressed with the board's amending AAG bylaws to install a majority vote standard for the election of directors in uncontested elections, which is a new proposal this year sponsored by Terry Dayton, who, as you know, has agreed to run for a director seat this year.

I also look forward to observing and participating in the process of amending the Certificate of Incorporation for annual election of directors via the AAG's Proxy Statement, VIFs and ballot cards through the shareholders meeting process.

In my opinion, these changes start to bring this corporation into the new millennium.

The management has an excellent opportunity now to begin to educate workers (and customers) on what this all means, how it all works and how it was brought about.

It's trust-building time, and I hope you have planned appropriate communications through AlaskaWorld and On Your Horizon, utilizing both electronic and print company media, to begin this important training, which should be ongoing.

Workers truly want to be more a part of the inner workings of our companies. Will you let them in?

We cannot hope to compete in this unbelievable cut-throat business without constantly building and rebuilding trust. This job is probably the most difficult of any task that is a duty of management. If management teams and union leaderships were more trustworthy and just about how our institutions are set up and administered, I believe our industry would be less cut-throat.

What kind of life do we want to build for ourselves and our children? If we stand for justice, fairness and an openness for stakeholders to participant in our business (with proper check-n-balance), we create a much more livable world. This is a process that I strongly feel is important to promote.

Again, congratulations!

Warm Regards,
Steve

From: "Richard D. Foley" <rerailer@earthlink.net>
Date: March 16, 2006 7:23:16 PM PST
To: undisclosed-recipients: ;
Subject: Alaska Air Board Bows to Binding Shareholder Votes !

Filed today with the US Securities and Exchange Commission, Alaska Air Group, Inc. reports that its Board of Directors have finally taken action to implement binding shareholder proposals that won super majority votes in 2005.

Super majority vote requirements are removed.  Directors will be elected by Majority Vote not Plurality Vote.  Additional changes are anticipated, such as an end to the staggered board and a move to annual election of directors.

After five years of ignoring winning shareholder votes and four years of contested elections by a committed group of employee shareholder and stakeholder challengers, the Alaska Air board finally responded by implementing the crystal clear will of the shareholders.  Alaska Air, long recognized as the poster boy for corporate intransigence, has turned over a new leaf.

Most shareholder proposals are simply advisory, but the group of employee shareholder Challengers at Alaska Air threw a monkey wrench into the 2005 contest with two binding proposals.  Not only were the proposals binding, but they also managed to get super majority votes on each.  The Alaska Air board, faced with two "impossible" shareholder victories, initially asserted that the votes didn't matter and insisted that the board was superior to the shareholders in all circumstances.

Whatever the reason for the change of heart, the employee shareholders and all Alaska Air shareholders welcome a constructive change in relationships.  Captain Steve Nieman, who lead this shareholder effort, has always maintained that the long-term interests of employees and the investors had much more in common than in discommon.

Captain Nieman said, "On the scale of world affairs this may seem like an insignificant happening, but it marks a definitive mountain top milepost on the evolving path of corporate governance.  This ripple will move outward to affect all shareholders in all companies.  We stand ready to help others who want to assert their ownership rights.  All citizens, investors and workers need to understand that it really is a matter of exercising your ownership, because we all live in a world where the law of survival is, "own or be owned!"

The full record of the shareholder efforts at Alaska Air Group, Inc. can be found at  www.votepal.com  <below are the two hyper links to the SEC files>

click on: http://www.sec.gov/Archives/edgar/data/766421/000119312506055406/d8ka.htm

http://www.sec.gov/Archives/edgar/data/766421/000119312506055406/dex3ii.htm

Captain Nieman can be reached at 360-687-3187 or contact Richard Foley at 520-742-5168

March 16, 2006

The Alaska Air Group, Inc. board has made important corporate governance changes.

Briefly, they're outlined below (check links above for full text):

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 9, 2006, Alaska Air Group, Inc. (the “Company”) amended its Bylaws to provide for amendments by a majority vote of the stockholders. Previously, the Bylaws provided that amendments by stockholders required a vote of the holders of three-fourths of the stock present in person or represented by proxy at a meeting. Article X of the Company’s Bylaws has been amended to read as follows:
Article X
Amendments
These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal Bylaws including Bylaws made or amended by the Board of Directors or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.
On March 9, 2006, the Company amended its Bylaws to adopt a majority vote standard for the election of directors in uncontested elections. Previously, the Bylaws provided that directors, irrespective of an election contest, be elected by a plurality vote, in accordance with Delaware corporation law. Article II, Section 5 of the Company’s Bylaws has been amended to read as follows:
Article II
Meeting of Stockholders
Section 5. Quorum
At any meeting of the stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.

If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise expressly provided in the Certificate of Incorporation, these Bylaws or applicable law. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article III, Section 2 of these Bylaws. For purposes of this section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected.
In the absence of a quorum at any meeting, the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.

The full text of the Alaska Air Group, Inc. Bylaws, as amended, is filed herewith as Exhibit 3(ii).

The Company has also approved amendments to the Company’s Restated Certificate of Incorporation, which amendments are subject to the approval of the Company’s Stockholders at the Annual Meeting of Shareholders to be held on May 16, 2006. For more information on these proposed amendments to the Company’s Restated Certificate of Incorporation, please refer to the Company’s proxy statement, which will be sent to all stockholders in the near future. (remainder snipped)